UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2009

K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553 P.O. Box 888
Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

The Board of Directors of K-Tron International, Inc. (the “Company”) has authorized the repurchase of up to $10 million of the Company’s outstanding common stock at any time and from time to time until March 6, 2010 (the “Repurchase Plan”).  Share repurchases, if any, will be funded with available cash, borrowings under the Company’s credit facility or a combination of both.  Repurchases under the Repurchase Plan may be made through open market purchases at prevailing market prices or in privately negotiated transactions.  The timing, volume and nature of share repurchases are subject to market prices and conditions, applicable securities laws and other factors, and are at the discretion of the Company’s management. Share repurchases under the Repurchase Plan may be commenced, suspended or discontinued at any time.

A press release relating to the Repurchase Plan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 19, 2009 issued by
K-Tron International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.

By	EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: March 19, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 19, 2009 issued by K-Tron International, Inc.